Exhibit 10.2

COURIER CORPORATION

Incentive Stock Option Agreement

This Agreement made as of this          day of                       , 20  , by and between Courier Corporation, a Massachusetts corporation (the “Company”) and                          (the “Optionee”)

WITNESSETH THAT:

WHEREAS, the Company has instituted a program entitled “Courier Corporation 2011 Stock Option and Incentive Plan” (the “Plan”); and

WHEREAS, the Board of Directors of the Company (the “Board”) has authorized the grant of stock options upon certain terms and conditions set forth below; and

WHEREAS, the Board has authorized the grant of this stock option pursuant and subject to the terms of the Plan, a copy of which is attached hereto and incorporated herein; and

WHEREAS, the Board has designated this stock option an incentive stock option in accordance with Section 5 of the Plan;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the parties hereto agree as follows:

1.                                       Grant.  Pursuant and subject to the Plan, the Company does hereby grant unto the Optionee a stock option (the “Option”) to purchase from the Company              shares of its Common Stock (“Stock”) upon the terms and conditions set forth in the Plan and upon the additional terms and conditions contained herein.  This Option is intended to constitute an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.                                       Option Price.  This Option may be exercised at the option price of $         per share of Stock, subject to adjustment as provided herein and in the Plan.

3.                                       Term and Exercisability of Option.  This Option shall expire on                             , 20     and be exercisable in accordance with and subject to the conditions set forth on the attached Schedule A.

4.                                       Method of Exercise.  To the extent that the right to purchase shares of Stock has accrued hereunder, this Option may be exercised from time to time by written notice to the Company stating the number of shares with respect to which this Option is being exercised, and accompanied by payment acceptable to the Company in accordance with Section 5(d) of the Plan.  As soon as practicable after its receipt of such notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this Option), deliver the shares to the Optionee (or other person entitled to exercise this Option), either electronically or by means of a stock certificate; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law.  Payment of the option price may be made in cash or cash equivalents or in whole or in part in shares of Stock or by means of a “cashless exercise” procedure with a broker, all in accordance with the terms and conditions of Section 5(d) of the Plan; provided, however, that the Board reserves the right upon receipt of any written notice of exercise from the Optionee to require payment in cash with respect to the shares contemplated in such notice.  If the Optionee (or other person entitled to exercise this Option) fails to pay for and accept delivery of all of the shares specified in such notice upon tender of delivery thereof, his/her right to exercise this Option with respect to such shares not paid for may be terminated by the Company.

5.                                       Non-assignability of Option.  This Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution.  During the life of the Optionee, this Option shall be exercisable only by him/her.

6.                                       Compliance with Securities Act.  The Company shall not be obligated to sell or issue any shares of stock or other securities pursuant to the exercise of this Option unless the shares of stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws.  In the event shares or other securities shall be issued which shall not be so registered, the Optionee hereby represents, warrants and agrees that he/she will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel.

7.                                       Rights as Stockholder.  The Optionee shall have no rights as a stockholder with respect to any shares covered by this Option until the date of issuance of such shares to him/her either electronically or by means of a stock certificate.  No adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares are issued.

8.                                       Termination or Amendment of Plan.  The Board may terminate or amend the Plan at any time.  No such termination or amendment will affect rights and obligations under this Option, to the extent it is then in effect and unexercised.

9.                                       Effect Upon Employment.  Nothing in this Option or the Plan shall be construed to impose any obligations upon the Company to retain the Optionee in its employ.

10.                                         Qualification as Incentive Stock Option.  It is understood and intended that this Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code to the extent permitted under applicable law.  Accordingly, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, no sale or other disposition may be made of shares for which incentive stock option treatment is desired within the one-year period beginning on the day after the day of the transfer of such shares to him/her upon the exercise of the Option, nor within the two-year period beginning on the day after the grant of this Option.  If the Optionee disposes (whether by sale, gift, transfer or otherwise) of any such shares within either of these periods, he/she will notify the Company within 30 days after such disposition.  The Optionee also agrees to provide the Company with any information concerning any such dispositions required by the Company for tax purposes.

11.                                         General Provisions.

(a)                                          Amendment; Waivers.  This Agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof and may not be modified or amended, nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties.  The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

(b)                                         Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

(c)                                          Governing Law.  This Agreement has been executed in Massachusetts and shall be governed by and construed in accordance with the law of The Commonwealth of Massachusetts.

(d)                                         Construction.  This Agreement is to be construed in accordance with the terms of the Plan.  In case of any conflict between the Plan and this Agreement, the Plan shall control.  The titles of the sections of this Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions.  The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires.

(e)                                          Notices.  Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered in hand or sent by registered mail, postage prepaid, to the party addressed as follows, unless another address has been substituted by notice so given:

To the Optionee:                                                      To his/her address as set forth on the signature page thereof.

To the Company:                                                    Courier Corporation

15 Wellman Avenue

North Chelmsford, Massachusetts 01863

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and its corporate seal to be affixed as of the date set forth below.

Date of grant:

COURIER CORPORATION

(Corporate seal)	By:

Title: Chairman, President and CEO

Attest:

Clerk or Assistant Clerk

ACCEPTANCE

I hereby accept the foregoing Option in accordance with its terms and conditions and in accordance with the terms and conditions of the Courier Corporation 2011 Stock Option and Incentive Plan.

Date	(Signature of Optionee)*

Notice Address:

*Also sign Schedule A

Schedule A

Percentage of Total Option
Shares Subject to Exercise
	Incremental		Cumulative
Date	Amount		Amount

On or after		%		%
On or after		%		%
On or after		%		%

To the extent that this Option has not become exercisable at the date of the termination of the Optionee’s employment or other involvement with the Company or its Subsidiary, it shall expire as of that date.  In the event that before this Option has been exercised in full, the Optionee ceases to be an employee of the Company or its Subsidiary for any reason other than his/her discharge for cause, his/her death or his/her retirement on account of disability, he/she may exercise this Option to the extent that it had become exercisable on the date of termination of his/her employment, during the period ending on the earlier of (i) the date on which the Option expires in accordance with Section 3 of this Agreement or (ii) three months after the date of termination of the Optionee’s employment with the Company or its Subsidiary.  In the event of the death of the Optionee, or his/her retirement on account of disability, before this Option has been exercised in full, the Optionee or the personal representative of the Optionee may exercise this Option to the extent that it had become exercisable on the date of his/her death or his/her retirement on account of disability, during the period ending on the earlier of (i) the date on which the Option expires in accordance with Section 3 of this Agreement or (ii) the first anniversary of the date of the Optionee’s death or retirement on account of disability.

I acknowledge the foregoing:

(Signature of Optionee)

Date

Schedule A

Percentage of Total Option
Shares Subject to Exercise
	Incremental		Cumulative
Date	Amount		Amount

On or after		%		%
On or after		%		%
On or after		%		%

To the extent that this Option has not become exercisable at the date of the termination of the Optionee’s employment or other involvement with the Company or its Subsidiary, it shall expire as of that date.  In the event that before this Option has been exercised in full, the Optionee ceases to be an employee of the Company or its Subsidiary for any reason other than his/her discharge for cause, his/her death or his/her retirement on account of disability, he/she may exercise this Option to the extent that it had become exercisable on the date of termination of his/her employment, during the period ending on the earlier of (i) the date on which the Option expires in accordance with Section 3 of this Agreement or (ii) three months after the date of termination of the Optionee’s employment with the Company or its Subsidiary.  In the event of the death of the Optionee, or his/her retirement on account of disability, before this Option has been exercised in full, the Optionee or the personal representative of the Optionee may exercise this Option to the extent that it had become exercisable on the date of his/her death or his/her retirement on account of disability, during the period ending on the earlier of (i) the date on which the Option expires in accordance with Section 3 of this Agreement or (ii) the first anniversary of the date of the Optionee’s death or retirement on account of disability.

Notwithstanding the preceding paragraph, this Option shall become fully exercisable upon a “Sale Event” of Courier Corporation as defined in the Plan.

I acknowledge the foregoing:

(Signature of Optionee)

Date